Exhibit 4.1

OWENS-ILLINOIS GROUP, INC.

OWENS-BROCKWAY GLASS CONTAINER INC.

OI GENERAL FTS INC.

OI PLASTIC PRODUCTS FTS INC.

UNITED GLASS LIMITED

UNITED GLASS GROUP LIMITED

OWENS-ILLINOIS (AUSTRALIA) PTY LIMITED

ACI OPERATIONS PTY LIMITED

OI ITALIA S.R.L.

AZIENDE VETRARIE INDUSTRIALI RICCIARDI S.P.A.

FOURTH AMENDMENT

TO SECURED CREDIT AGREEMENT

DATED AS OF APRIL 16, 2003

This FOURTH AMENDMENT TO SECURED CREDIT AGREEMENT (this “Amendment”) is dated as of April 16, 2003 and entered into by and among OWENS-ILLINOIS GROUP, INC., a Delaware corporation (“Company”), OWENS-BROCKWAY GLASS CONTAINER INC., a Delaware corporation (“Owens Brockway”), OI GENERAL FTS INC., a Delaware corporation (“O-I General FTS”), OI PLASTIC PRODUCTS FTS INC., a Delaware corporation (“O-I Plastic”), UNITED GLASS LIMITED, a corporation organized under the laws of England and Wales, UNITED GLASS GROUP LIMITED, a corporation organized under the laws of England and Wales, OWENS-ILLINOIS (AUSTRALIA) PTY LIMITED, a limited liability company organized under the laws of Australia, ACI OPERATIONS PTY LIMITED, a limited liability company organized under the laws of Australia, OI ITALIA S.R.L., a limited liability company organized under the laws of Italy, AZIENDE VETRARIE INDUSTRIALI RICCIARDI S.P.A., a joint stock company organized under the laws of Italy, OWENS-ILLINOIS GENERAL, INC., a Delaware corporation, as Borrowers’ Agent (in such capacity “Borrowers’ Agent”), THE LENDERS LISTED ON THE SIGNATURE PAGES HEREOF (each individually a “Lender” and collectively, “Lenders”) and DEUTSCHE BANK TRUST COMPANY AMERICAS (f/k/a BANKERS TRUST COMPANY), as Administrative Agent (in such capacity, “Administrative Agent”) and Collateral Agent (in such capacity, “Collateral Agent”) for the Lenders and is made with reference to that certain Secured Credit Agreement dated as of April 23, 2001, as amended by that certain First Amendment to Secured Credit Agreement and Consent dated as of December 31, 2001, as further amended by that certain Second Amendment to Secured Credit Agreement dated as of April 19, 2002, as further amended by that Third Amendment to Secured Credit Agreement dated as of September 27, 2002 (as so amended, the “Credit Agreement”), by and among the foregoing parties.  Capitalized terms used herein without definition shall have the same meanings herein as set forth in the Credit Agreement.

RECITALS

WHEREAS, pursuant to the Third Amendment to Secured Credit Agreement dated as of September 27, 2002 (the “Third Amendment”), Borrowers agreed that, upon the issuance of the New Senior Notes and any Other Future Indebtedness (each as defined in the

Third Amendment), and the application of the Net Debt Securities Proceeds arising therefrom to repay the Term Loans in full, Borrowers would not elect to establish the Existing Senior Notes Redemption Sublimit with respect to the first $400 million of such remaining proceeds (the “Remaining Proceeds Application Amount”) and would apply an amount equal to such Remaining Proceeds Application Amount to ratably reduce the Revolving Loan Commitments and to prepay the Separated Funded Loans.

WHEREAS, thereafter Borrowers issued such New Senior Notes, repaid the Term Loans in full, did not elect to establish the Existing Senior Notes Redemption Sublimit and applied the remaining proceeds (in excess of $400 million) to ratably reduce the Revolving Loan Commitments and to prepay the Separated Funded Loans as provided by the Third Amendment.

WHEREAS, Owens Brockway intends to issue certain additional senior notes (the “2003 Senior Notes”), constituting New Senior Debt and desires to establish the Existing Senior Notes Redemption Sublimit with respect to up to $312,000,000 of the Net Debt Securities Proceeds arising therefrom, with any remaining Net Debt Securities Proceeds arising therefrom to be applied to ratably reduce the Revolving Loan Commitments and to prepay the Separated Funded Loans pursuant to the Credit Agreement as required by subsection 2.4A(ii)(e);

NOW, THEREFORE, in consideration of the premises and the agreements, provisions and covenants herein contained, the parties hereto agree as follows:

SECTION 1.         CONSENT TO ESTABLISHMENT OF EXISTING SENIOR NOTES REDEMPTION SUBLIMIT.

The undersigned Lenders executing and delivering this Amendment (which constitute Requisite Lenders) agree that, notwithstanding the limitation contained in subsection 2.4A(ii)(e)(2)(A) on the establishment of the Existing Senior Notes Redemption Sublimit with respect to Net Debt Securities Proceeds arising from the issuance of New Senior Debt and notwithstanding the provisions of subsection 2.4A(ii)(e)(2)(B) that would otherwise require the permanent reduction of the Revolving Loan Commitments and repayment of Separated Funded Loans in the amount of the Net Debt Securities Proceeds arising from the issuance of the 2003 Senior Notes, Borrowers may establish the Existing Senior Notes Redemption Sublimit with respect to up to $312,000,000 of Net Debt Securities Proceeds arising from the issuance of the 2003 Senior Notes pursuant to subsection 2.4A(ii)(e)(2)(A), and such reservation shall de deemed application of such portion of such Net Debt Securities Proceeds as required by subsection 2.4A(ii)(e); provided, that, the amount of the Revolving Loan Commitments so reserved shall thereafter be used solely to redeem, prepay, repurchase or defease Existing Senior Notes maturing in 2004 (and not Existing Senior Notes maturing in 2005, as subsection 2.4A(ii)(e)(2)(A) would otherwise permit) and to pay any applicable premiums and other fees and expenses related thereto. Such redemption of the Existing Senior Notes maturing in 2004 may be effected either by the making of a Restricted Junior Payment to Holdings so as to permit Holdings to redeem, prepay, repurchase or defease such notes as contemplated by subsection 6.12B or, notwithstanding subsection 6.12B, by direct payment by Owens Brockway. For avoidance of doubt, the last sentence of subsection 2.4A(ii)(e)(2)(C) shall not apply to amounts reserved to the Existing Senior Notes Redemption Sublimit pursuant to this Section 1.

SECTION 2.         CONSENT TO AMENDMENT OF COLLATERAL DOCUMENTS AND INTERCREDITOR AGREEMENT BY COLLATERAL AGENT AND ADMINISTRATIVE AGENT.

The undersigned Lenders executing and delivering this Amendment (which constitute Requisite Lenders) agree that upon the issuance of the 2003 Senior Notes, the qualification of such 2003 Senior Notes as New Senior Debt and the effectiveness of this Amendment, Collateral Agent and Administrative Agent may appropriately modify the Collateral Documents and the Intercreditor Agreement to provide that any of the 2003 Senior Notes that are to be secured by the Collateral are secured equally and ratably (i.e., on the same basis and by the same collateral as) with Owens Brockway’s 8 7/8% Senior Secured Notes due 2009 and 8 ¾ % Senior Secured Notes due 2012 and, in connection therewith, may make other appropriate clarifying or conforming changes thereto (including any such changes to reflect that the 8 ¾ % Senior Secured Notes due 2012 are so equally and ratably secured with such 8 7/8% Senior Secured Notes due 2009).

SECTION 3.         CONDITIONS TO EFFECTIVENESS

This Amendment shall become effective only upon the satisfaction of all of the following conditions precedent (the date of satisfaction of such conditions being referred to herein as the “Fourth Amendment Effective Date”):

A.            On or before the Fourth Amendment Effective Date, Company and each of the Borrowers shall deliver to Administrative Agent such number of originally executed copies of the following as Administrative Agent may request, each, unless otherwise noted, dated the Fourth Amendment Effective Date:

(i)            Signature and incumbency certificates of its officers executing this Amendment; and

(ii)           Executed copies of this Amendment.

B.            On or before the Fourth Amendment Effective Date, all corporate and other proceedings taken or to be taken in connection with the transactions contemplated hereby and all documents incidental thereto not previously found acceptable by Administrative Agent, acting on behalf of Lenders, and its counsel shall be satisfactory in form and substance to Administrative Agent and such counsel, and Administrative Agent and such counsel shall have received all such counterpart originals or certified copies of such documents as Administrative Agent may reasonably request.

C.            Administrative Agent and Collateral Agent shall have received a written acknowledgement from each of the Subsidiary Guarantors providing that it has reviewed the terms and provisions of the Credit Agreement and this Amendment and consents to the amendment of the Credit Agreement effected pursuant to this Amendment, that the Subsidiary Guaranty and each Collateral Document executed by such Subsidiary Guarantor shall continue in full force and effect and that all of its obligations thereunder shall be valid and enforceable and shall not be impaired or limited by the execution or effectiveness of this Amendment and such other matters as Administrative Agent may reasonably request, all in a form satisfactory to Administrative Agent.

SECTION 4.         COMPANY’S REPRESENTATIONS AND WARRANTIES

In order to induce Lenders to enter into this Amendment and to amend the Credit Agreement in the manner provided herein, Company and each of the Borrowers represents and warrants to each Lender that the following statements are true, correct and complete:

4.1          Corporate Power and Authority.  Company and each Borrower has all requisite corporate power and authority to enter into this Amendment and to carry out the transactions contemplated by, and perform its obligations under, the Credit Agreement as amended by this Amendment (the “Amended Agreement”).

4.2          Authorization of Agreements.  The execution and delivery of this Amendment and the performance of the Amended Agreement have been duly authorized by all necessary corporate action on the part of Company and each Borrower.

4.3          No Conflict.  The execution and delivery by Company and each Borrower of this Amendment and the performance by each Loan Party of the Amended Agreement do not and will not (i) violate any provision of any law or any governmental rule or regulation applicable to Company or any of its Subsidiaries, the Certificate or Articles of Incorporation or Bylaws of Company or any of its Subsidiaries or any order, judgment or decree of any court or other agency of government binding on Company or any of its Subsidiaries, (ii) conflict with, result in a breach of or constitute (with due notice or lapse of time or both) a default under any Contractual Obligation of Company or any of its Subsidiaries, (iii) result in or require the creation or imposition of any Lien upon any of the properties or assets of Company or any of its Subsidiaries (other than Liens in favor of the Collateral Agent), or (iv) require any approval of stockholders or any approval or consent of any Person under any Contractual Obligation of Company or any of its Subsidiaries, other than those approvals and consents which have been obtained.

4.4          Governmental Consents.  The execution and delivery by Company and each Borrower of this Amendment and the performance by Company and each Borrower of the Amended Agreement do not and will not require any registration with, consent or approval of, or notice to, or other action to, with or by, any federal, state or other governmental authority or regulatory body, except for filings, consents or notices that have been or will be made or obtained during the period in which they are required to be obtained or made.

4.5          Binding Obligation.  This Amendment and the Amended Agreement have been duly executed and delivered by Company and each Borrower and are the legally valid and binding obligations of Company and each Borrower, enforceable against Company and each Borrower in accordance with their respective terms, except as may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws relating to or limiting creditors’ rights generally or by equitable principles relating to enforceability.

4.6          Incorporation of Representations and Warranties From Credit Agreement.  The representations and warranties contained in Section 4 of the Credit Agreement are and will be true, correct and complete in all material respects on and as of the Fourth Amendment Effective Date to the same extent as though made on and as of that date, except to the extent such representations and warranties specifically relate to an earlier date, in which case they were true, correct and complete in all material respects on and as of such earlier date.

4.7          Absence of Default.  No event has occurred and is continuing or will result from the consummation of the transactions contemplated by this Amendment that would constitute an Event of Default or a Potential Event of Default.

SECTION 5.         MISCELLANEOUS

5.1          Reference to and Effect on the Credit Agreement and the Other Loan Documents.

(i)            On and after the Fourth Amendment Effective Date, each reference in the Credit Agreement to “this Agreement”, “hereunder”, “hereof”, “herein” or words of like import referring to the Credit Agreement, and each reference in the other Loan Documents to the “Credit Agreement”, “thereunder”, “thereof” or words of like import referring to the Credit Agreement shall mean and be a reference to the Amended Agreement.

(ii)           Except as specifically amended by this Amendment, the Credit Agreement and the other Loan Documents shall remain in full force and effect and are hereby ratified and confirmed.

(iii)          The execution, delivery and performance of this Amendment shall not, except as expressly provided herein, constitute a waiver of any provision of, or operate as a waiver of any right, power or remedy of Administrative Agent, Collateral Agent or any other Agent or any Lender under, the Credit Agreement or any of the other Loan Documents.

5.2          Fees and Expenses.  Company acknowledges that all costs, fees and expenses as described in subsection 10.3 of the Credit Agreement incurred by Administrative Agent and its counsel with respect to this Amendment and the documents and transactions contemplated hereby shall be for the account of the Domestic Borrowers.

5.3          Headings.  Section and subsection headings in this Amendment are included herein for convenience of reference only and shall not constitute a part of this Amendment for any other purpose or be given any substantive effect.

5.4          Applicable Law.  THIS AMENDMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE GOVERNED BY, AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE INTERNAL LAWS OF THE STATE NEW YORK (INCLUDING WITHOUT LIMITATION SECTION 5-1401 OF THE GENERAL OBLIGATIONS LAW OF THE STATE OF NEW YORK), WITHOUT REGARD TO CONFLICTS OF LAWS PRINCIPLES.

5.5          Counterparts; Effectiveness.  This Amendment may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed an original, but all such counterparts together shall constitute but one and the same instrument; signature pages may be detached from multiple separate counterparts and attached to a single counterpart so that all signature pages are physically attached to the same document.  This Amendment shall become effective upon the execution of a counterpart hereof by Company, each Borrower and Requisite Lenders and receipt by Company and Administrative Agent of written or telephonic notification of such execution and authorization of delivery thereof and satisfaction of the conditions set forth in Section 3.  Delivery of an executed counterpart of a signature page of this Amendment by telecopy shall be effective as delivery of a manually executed counterpart of this Amendment.

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IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed and delivered by their respective officers thereunto duly authorized as of the date first written above.

COMPANY:	OWENS-ILLINOIS GROUP, INC.

	By:	/s/ James W. Baehren
Name: James W. Baehren
Title: Vice President and Secretary

BORROWERS:	OWENS-BROCKWAY GLASS CONTAINER INC.

	By:	/s/ James W. Baehren
Name: James W. Baehren
Title: Vice President and Secretary

OI GENERAL FTS INC.

	By:	/s/ James W. Baehren
Name: James W. Baehren
Title: Vice President and Secretary

OI PLASTIC PRODUCTS FTS INC.

	By:	/s/ James W. Baehren
Name: James W. Baehren
Title: Vice President and Secretary

[SIGNATURES CONTINUED ON FOLLOWING PAGE]

UNITED GLASS LIMITED

By:	/s/ James W. Baehren
Name: James W. Baehren
Title: By Power of Attorney

UNITED GLASS GROUP LIMITED

By:	/s/ James W. Baehren
Name: James W. Baehren
Title: By Power of Attorney

OWENS-ILLINOIS (AUSTRALIA) PTY LIMITED

By:	/s/ James W. Baehren
Name: James W. Baehren
Title: By Power of Attorney

ACI OPERATIONS PTY LIMITED

By:	/s/ James W. Baehren
Name: James W. Baehren
Title: By Power of Attorney

OI ITALIA S.R.L.

By:	/s/ James W. Baehren
Name: James W. Baehren
Title: By Special Power of Attorney

AZIENDE VETRARIE INDUSTRIALI RICCIARDI S.P.A.

By:	/s/ James W. Baehren
Name: James W. Baehren
Title: By Special Power of Attorney

DEUTSCHE BANK TRUST COMPANY AMERICAS (f/k/a BANKERS TRUST COMPANY)
Individually and as Administrative Agent and Collateral Agent

By:	/s/ M.A. Orlando
Name: Marco Orlando
Title: Director

ALLSTATE LIFE INSURANCE COMPANY

By:	/s/ Chris Goergen
Name: Chris Goergen
Title: Authorized Signatory

By:	/s/ Patricia W. Wilson
Name: Patricia W. Wilson
Title: Authorized Signatory

BANCA POPOLARE DI MILANO – NEW YORK BRANCH

By:	/s/ Giorgio Cuccolo
Name: Giorgio Cuccolo
Title: Executive Vice President & General Manager

By:	/s/ Robert De Santes
Name: Robert De Santes
Title: First Vice President & Head of Corporate Banking

BANK LEUMI USA

By:	/s/ Jonng Hee Hong
Name: Jonng Hee Hong
Title: Vice President

BANK OF AMERICA, N.A.

By:	/s/ Thomas R. Durham
Name: Thomas R. Durham
Title: Managing Director

BANK OF SCOTLAND

By:	/s/ Joseph Fratus
Name: Joseph Fratus
Title: First Vice President

BANK ONE, NA

By:	/s/ Karen C. Ryan
Name: Karen C. Ryan
Title: Director

BANK PEKAO SA (AKA BANK POLSKA KASA OPIEKI SA)

By:	/s/ William G. Reynolds
Name: William G. Reynolds
Title: Vice President

BARCLAYS BANK PLC

By:	/s/ Edward G. Hamway, Jr.
Name: Edward G. Hamway, Jr.
Title: Director

BEAR STEARNS INVESTMENT PRODUCTS INC.

By:	/s/ Keith Barnish
Name: Keith Barnish
Title: Senior Managing Director

BLACK DIAMOND INTERNATIONAL FUNDING, LTD.

By:	/s/ Alan Corkish
Name: Alan Corkish
Title: Director

BLACK DIAMOND CLO 2000-1 LTD.

By:	/s/ Alan Corkish
Name: Alan Corkish
Title: Director

BLACK DIAMOND CLO 1998-1 LTD.

By:	/s/ Alan Corkish
Name: Alan Corkish
Title: Director

BNP PARIBAS

By:	/s/ Rosalie Hawley
Name: Rosalie Hawley
Title: Director

By:	/s/ Peter Labrie
Name: Peter Labrie
Title: Central Region Manager

BoS (USA) INC.

By:	/s/ Joseph Fratus
Name: Joseph Fratus
Title: First Vice President

BANK OF SCOTLAND
As Administrative Agent for BoS (USA) Inc.

CITIBANK N.A.

By:	/s/ Suzanne Crymes
Name: Suzanne Crymes
Title: Vice President

COMERICA BANK

By:	/s/ Ryan Oliver
Name: Ryan Oliver
Title: Account Officer

COMMERZBANK
Aktiengesellschaft
New York and Grand Cayman Branches

By:	/s/ Graham A. Warning
Name: Graham A. Warning
Title: Assistant Vice President

By:	/s/ J. Timothy Shortly
Name: J. Timothy Shortly
Title: Senior Vice President

COOKSMILL

By:	/s/ David Muldoon
Name: David Muldoon
Title: Authorised Signatory

CREDIT INDUSTRIEL ET COMMERCIAL

By:	/s/ Brian O’Leary
Name: Brian O’Leary
Title: Vice President

By:	/s/ Sean Mounier
Name: Sean Mounier
Title: First Vice President

CREDIT LYONNAIS NEW YORK BRANCH

By:	/s/ Lee E. Greve
Name: Lee E. Greve
Title: First Vice President

DENALI CAPITAL LLC, managing member of DC Funding Partners, portfolio manager for Denali Capital CLO I, LTD., or an affiliate

By:	/s/ John P. Thacker
Name: John P. Thacker
Title: Chief Credit Officer

DENALI CAPITAL LLC, managing member of DC Funding Partners, portfolio manager for Denali Capital CLO II, LTD., or an affiliate

By:	/s/ John P. Thacker
Name: John P. Thacker
Title: Chief Credit Officer

DENALI CAPITAL LLC, managing member of DC Funding Partners, portfolio manager for Denali Capital CLO III, LTD., or an affiliate

By:	/s/ John P. Thacker
Name: John P. Thacker
Title: Chief Credit Officer

ERSTE BANK, NEW YORK BRANCH

By:	/s/ Gregory T. Aptman
Name: Gregory T. Aptman
Title: Vice President

By:	/s/ Robert R. Suehnholz
Name: Robert R. Suehnholz
Title: First Vice President

FRANKLIN FLOATING RATE TRUST

By:	/s/ David Ardini
Name: David Ardini
Title: Assistant Vice President

FRANKLIN CLO II, LIMITED

By:	/s/ David Ardini
Name: David Ardini
Title: Vice President

FRANKLIN CLO III, LIMITED

By:	/s/ David Ardini
Name: David Ardini
Title: Vice President

FIFTH THIRD BANK

By:	/s/ Michael R. Miller
Name: Michael R. Miller
Title: Executive Vice President

FIRSTMERIT BANK, N.A.

By:	/s/ Edward D. Yannayon
Name: Edward D. Yannayon
Title: Senior Vice President

FLEET NATIONAL BANK

By:	/s/ Marwan Isbaih
Name: Marwan Isbaih
Title: Director

FOOTHILL INCOME TRUST II, L.P.
By FIT II GP, LLC, its Gen Partner

By:	/s/ Sean T. Dixon
Name: Sean T. Dixon
Title: Managing Member

GALAXY CLO 1999-1 LTD.

By:	/s/ W. Jeffrey Baxter
Name: W. Jeffrey Baxter
Title: Authorized Agent

GALLATIN FUNDING I LTD.
By: Bear Stearns Asset Management Inc.
as its Collateral Manager

By:	/s/ Niall D. Rosenzweig
Name: Niall D. Rosenzweig
Title: Associate Director

GENERAL ELECTRIC CAPITAL CORPORATION

By:	/s/ Jerome McDermott
Name: Jerome McDermott
Title: Duly Authorized Signatory

GRAYSTON CLO 2001-01 LTD.
By: Bear Stearns Asset Management Inc.
as its Collateral Manager

By:	/s/ Niall D. Rosenzweig
Name: Niall D. Rosenzweig
Title: Associate Director

HARCH CLO I, LTD.

By:	/s/ Michael E. Lewitt
Name: Michael E. Lewitt
Title: Authorized Signatory

JPMORGAN CHASE BANK

By:	/s/ Peter S. Predun
Name: Peter S. Predun
Title: Vice President

KEYBANK NATIONAL ASSOCIATION

By:	/s/ W. Robert Perkins
Name: W. Robert Perkins
Title: Vice President

KZH RIVERSIDE LLC

By:	/s/ Susan Lee
Name: Susan Lee
Title: Authorized Agent

KZH SOLEIL LLC

By:	/s/ Susan Lee
Name: Susan Lee
Title: Authorized Agent

KZH SOLEIL – 2 LLC

By:	/s/ Susan Lee
Name: Susan Lee
Title: Authorized Agent

KZH WATERSIDE LLC

By:	/s/ Susan Lee
Name: Susan Lee
Title: Authorized Agent

LLOYDS TSB BANK plc

By:	/s/ Nicholas J. Bruce
Name: Nicholas J. Bruce
Title: Vice President Credit Services

By:	/s/ Matthew A.L. Packham
Name: Matthew A.L. Packham
Title: Assistant Director Credit Services

MERRILL LYNCH CAPITAL, A DIVISION OF MERRILL LYNCH BUSINESS FINANCIAL SERVICES INC.

By:	/s/ K. Craig Gallehugh
Name: K. Craig Gallehugh
Title: Director

MONUMENT CAPITAL LTD, AS ASSIGNEE
By: Alliance Capital Management L.P. as Investment Manager
By: Alliance Capital Management Corporation, as General Partner

ALLIANCE CAPITAL FUNDING, L.L.C., AS ASSIGNEE
By: Alliance Capital Management L.P. as Manager
By: Alliance Capita Management Corporation, as General Partner

By:	/s/ Sverker Johansson
Name: Sverker Johansson
Title: Vice President

NATIONAL BANK OF EGYPT, NEW YORK BRANCH

By:	/s/ Carmelo L. Foti
Name: Carmelo L. Foti
Title: Vice President

By:	/s/ Khaled El-Ghorab
Name: Khaled El-Ghorab
Title: Assistant Manager

NORTHWOODS CAPITAL, LIMITED
By: Angelo, Gordon & Co., L.P., as Collateral Manager

By:	/s/ John W. Fraser
Name: John W. Fraser
Title: Managing Director

NORTHWOODS CAPITAL II, LIMITED
By: Angelo, Gordon & Co., L.P., as Collateral Manager

By:	/s/ John W. Fraser
Name: John W. Fraser
Title: Managing Director

NORTHWOODS CAPITAL III, LIMITED
By: Angelo, Gordon & Co., L.P., as Collateral Manager

By:	/s/ John W. Fraser
Name: John W. Fraser
Title: Managing Director

OAK HILL SECURITIES FUND, L.P.
By: Oak Hill Securities GenPar , L.P., its General Partner
By: Oak Hill Securities MGP, Inc., its General Partner

By:	/s/ Scott D. Krase
Name: Scott D. Krase
Title: Authorized Signatory

OAK HILL SECURITIES FUND II, L.P.
By: Oak Hill Securities GenPar II, L.P., its General Partner
By: Oak Hill Securities MGP II, Inc., its General Partner

By:	/s/ Scott D. Krase
Name: Scott D. Krase
Title: Authorized Signatory

OAK HILL CREDIT PARTNERS I, LIMITED
By: Oak Hill CLO Management I, LLC as Investment Manager

By:	/s/ Scott D. Krase
Name: Scott D. Krase
Title: Authorized Signatory

OAK HILL CREDIT PARTNERS II, LIMITED
By: Oak Hill CLO Management II, LLC as Investment Manager

By:	/s/ Scott D. Krase
Name: Scott D. Krase
Title: Authorized Signatory

PINEHURST TRADING, INC.

By:	/s/ Diana M. Himes
Name: Diana M. Himes
Title: Assistant Vice President

ROYAL BANK OF CANADA

By:	/s/ R.S. Chang
Name: R.S. Chang
Title: Vice President

RZB FINANCE LLC

By:	/s/ Klaus D. Heln
Name: Klaus D. Heln
Title: Vice President

By:	/s/ Frank J. Yautz
Name: Frank J. Yautz
Title: First Vice President

SEQUILS-GLACE BAY, LTD.
By Royal Bank of Canada as Collateral Manager

By:	/s/ Melissa Marano
Name: Melissa Marano
Title: Partner

STANWICH LOAN FUNDING LLC

By:	/s/ Diana M. Himes
Name: Diana M. Himes
Title: Assistant Vice President

SUMITOMO MITSUI BANKING CORPORATION

By:	/s/ Lee E. Pagarigan
Name: Lee E. Pagarigan
Title: Senior Vice President

SUNAMERICA LIFE INSURANCE COMPANY

By:	/s/ W. Jeffrey Baxter
Name: W. Jeffrey Baxter
Title: Authorized Agent

THE BANK OF NOVA SCOTIA

By:	/s/ V. Gibson
Name: V. Gibson
Title: Assistant Agent

TORONTO DOMINION (TEXAS), INC.

By:	/s/ Rachel Suiter
Name: Rachel Suiter
Title: Vice President

TRS I LLC

By:	/s/ Rosemary F. Dunne
Name: Rosemary F. Dunne
Title: Vice President

BAYERISCHE HYPO-UND VEREINSBANK AG
New York Branch

By:	/s/ Yoram Dankner
Name: Yoram Dankner
Title: Managing Director

By:	/s/ Tricia Grieve
Name: Tricia Grieve
Title: Director

WESTPAC BANKING CORPORATION

By:	/s/ Tony Smith
Name: Tony Smith
Title: Vice President

WESTLB AG (FORMERLY KNOWN AS WESTDEUTSCHE LANDESBANK GIROZENTRALE), NEW YORK BRANCH

By:	/s/ Salvatore Battinelli
Name: Salvatore Battinelli
Title: Managing Director Credit Department

By:	/s/ Duncan M. Robertson
Name: Duncan M. Roberton
Title: Director